                     PLEASE READ THIS CERTIFICATE CAREFULLY

Annuity benefit payments and other values provided by this Certificate, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

                          RIGHT TO EXAMINE CERTIFICATE

The Owner may cancel this Certificate by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, plus any fees or other charges imposed. If, however, the Certificate is issued as an Individual Retirement Annuity (IRA), the Company will refund gross payments.

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Home Office:                 Worcester, Massachusetts
Principal Office:            440 Lincoln Street, Worcester, Massachusetts 01653

This Certificate is a legal contract between First Allmerica Financial Life Insurance Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts or the Fixed Account. While this Certificate is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.


/s/John F. O'Brien                                 /s/ Charles F. Cronin
President                                          Secretary

              Flexible Payment Deferred Fixed and Variable Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating

                                TABLE OF CONTENTS

SPECIFICATIONS                                                 3

DEFINITIONS                                                    8

OWNER, ANNUITANT AND BENEFICIARY                               11

THE ACCUMULATION PHASE

               PAYMENTS                                        13

               VALUES                                          13

               VALUE ENHANCEMENT                               14

               TRANSFER                                        14

               WITHDRAWAL AND SURRENDER                        15

               DEATH BENEFIT                                   17

THE PAYOUT PHASE

               ANNUITY BENEFIT                                 19

               TRANSFER                                        21

               WITHDRAWAL                                      21

               DEATH OF THE ANNUITANT                          21

               ANNUITY BENEFIT PAYMENT OPTIONS                 22

               ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS       22

               ANNUITY OPTION RATE TABLES                      22

GENERAL PROVISIONS                                             26

                                 SPECIFICATIONS
                        (TO BE ISSUED ON THE ISSUE DATE)

Certificate Type:                    Non-Qualified   Certificate Number:                        xx00000000
Issue Date:                          01/01/2002      Annuity Date:                              01/01/2035
                                                     Must be at least 1 year after the issue date

Owner:                               John Doe        Owner Date of Birth:                       01/01/1950
Joint Owner:                         Jack Doe        Joint Owner Date of Birth:                 01/01/1950

Annuitant:                           John Doe        Annuitant Date of Birth                    01/01/1950
Joint Annuitant:                     Jack Doe        Joint Annuitant Date of Birth              01/01/1950

Annuitant Sex:                       Male            Beneficiary(ies):
Joint Annuitant Sex:                 Male            Primary:                     Surviving Joint Owner, if any
                                                     1st Contingent:                            Mary Doe
                                                     2nd Contingent:                            Jack Doe

Minimum Fixed Account                                Minimum Additional Payment
Guaranteed Interest Rate:            3%              Amount:                                    $50.00

Minimum Withdrawal                                   Maximum Alternative Annuity
Amount:                              $100.00         Date:                                      01/01/2040

Minimum Annuity Benefit                              Value Enhancement Percentage: 1%
Payment:                             $20.00          Value Enhancement Date(s):    every 3rd Certificate anniversary


Surrender Charge Table:

          Years From               Surrender Charge as a
          Date of Payment          Percent of the Payments
          To Date of Withdrawal    Withdrawn
          ---------------------    -----------------------
          Less Than 1              8%
                    2              7%
                    3              6%
                    4              5%
                    5              4%
                    6              3%
                    7              1%
           Thereafter              0%

Withdrawal Without Surrender Charge Percentage: 12% of Gross Payment Base (reduced by any prior Withdrawal Without Surrender Charge made in the same calendar year.)

Mortality and Expense Risk Charge: 1.30% on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge: .15% on an annual basis of the daily value of the Sub-Account assets.

Certificate Fee: $30, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.

Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]

Monthly Variable Annuity Benefit Payment will not decrease if the annual performance of the applicable Sub-Account(s) is 4.45% (if a 3% AIR is chosen) or 6.45% (if a 5% AIR is chosen).

Owner:                      John Doe                     Certificate Number: zz00000000

Joint Owner:                Jack Doe

Initial Payment:            $5,000.00

Payment Allocation:         The Initial Payment is allocated in the following manner:

        VARIABLE SUB-ACCOUNTS:
        ----------------------
50%     [Technology Growth                               Small Cap Value
50%     Growth                                           Scudder VLIF (Class A) 21st Century GR
        Blue Chip                                        International
        Value and Growth                                 Kemper New Europe
        KVS Index 500                                    Global New Chip
        KVS Focused Large Cap Growth                     VLIF International
        KVS Growth Opportunities                         VLIF Global Discovery
        KVS Growth & Income                              Warburg Pincus Emerging Markets
        VLIF Capital Growth                              Warburg Pincus Global Post-Venture Cap
        Dreyfus Socially Responsible Growth              Horizon 20 +
        KVS Dreman Financial Services                    Total Return
        KVS Dreman High Return Equity                    Horizon 10 +
        Contrarian Value                                 Horizon 5
        VLIF Growth and Income                           Alger American Balanced
        Aggressive Growth                                High Yield
        Alger American Leveraged Allcap                  Kemper Strategic Income
        Dreyfus Mid Cap Stock                            Investment Grade Bond
        Small Cap Growth                                 Government Securities
                                                         Money Market]

       FIXED ACCOUNT:

       Initial Interest Rate (applies only to Initial Payment)       [3.0%]


-----------
100%                     TOTAL OF ALL ACCOUNTS

Owner:                       John Doe            Certificate Number: zz00000000

Joint Owner:                 Jack Doe

RIDER(S) SELECTED:

[Enhanced Death Benefit Rider:

     EDB  Charge:

     For amounts allocated to the variable Sub-Accounts: .25 % on an annual basis of the daily value of the Sub-Account Assets.

     The EDB charge only applies during the Accumulation Phase.]

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                                       6

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                                       7

                                   DEFINITIONS

Accumulated Value                   The aggregate value of all accounts in this
                                    Certificate before the Annuity Date. As long as the Accumulated Value is greater than zero, the Certificate will stay in effect.

Accumulation Unit                   A measure used to calculate the value of a
                                    Sub-Account before annuity benefit payments begin.

Annuitant                           On and after the Annuity Date, the person
                                    upon whose continuation of life annuity
                                    benefit payments involving life contingency depend. Joint Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date                        The date annuity benefit payments
                                    begin. The Annuity Date is shown on the
                                    Specification page. The Annuity Date is
                                    based on the age of the oldest Owner. If there is a non-natural Owner, the Annuity
                                    Date is based upon the age of the oldest
                                    Annuitant. The Annuity Date can be changed to the maximum alternative Annuity Date (see
                                    Specifications page), or age 90 if later.

Annuity Unit                        A measure used to calculate annuity benefit
                                    payments under a variable annuity option.

Beneficiary                         The person, persons or entity entitled to
                                    the Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity
                                    Date.

Certificate                         The Certificate is issued under the Group
                                    Annuity Contract No. A3035.NY-01GRP by the
                                    Company.

Certificate Year                    A one-year period based on the issue date or
                                    an anniversary thereof.

Company                             First Allmerica Financial Life Insurance
                                    Company.

Cumulative Earnings                 Accumulated Value reduced by total Payments
                                    not previously withdrawn.

Effective Valuation Date            The Valuation Date on or immediately
                                    following the day a payment, request for transfer, withdrawal, surrender, or Proof of Death is received at the Principal Office.

Fixed Account                       The part of the Company's General Account to
                                    which all or a portion of a Payment or
                                    transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                     All assets of the Company that are not
                                    allocated to a Separate Account.

Gross Payment Base                  Total gross payments made to the Certificate
                                    reduced by withdrawals which exceed the
                                    Withdrawal Without Surrender Charge amount.

Group Annuity Contract              The Company's Group Annuity Contract No.
                                    A3035.NY-01GRP, issued to [Trust X].

Participant (Owner)                 A client of a Broker-Dealer participating in
                                    [Trust X] and the person or entity entitled to exercise the rights and privileges of ownership under this Certificate
                                    (hereinafter referred to as the Owner).
                                    Joint Owners are permitted and unless
                                    otherwise indicated, any reference to Owner shall include joint Owners.

Proof of Death                      The date on which both the death certificate
                                    and all necessary claim paperwork have been received at the Principal Office.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received by the Company.

Qualified Certificate               For purposes of this Certificate only, a
                                    Certificate that is purchased in connection with a retirement plan which meets the requirements of Sections 401, 403, 408 and
                                    408A of the Internal Revenue Code.

Separate Account                    A segregated account established by the
                                    Company. The assets in a Separate Account are not commingled with the Company's general assets and obligations. The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct. The amount of assets held in the Separate Account will have a value at least equal to the Accumulated
                                    Value of the Certificates that apply to the Separate Account and the liabilities that vary with the experience of the Separate
                                    Account for those Certificates.

State                               The state or jurisdiction in which the
                                    Certificate is delivered.

Sub-Account                         A Variable Account subdivision that invests
                                    exclusively in shares of a corresponding
                                    Fund.

Surrender Value                     The amount payable to the Owner on full
                                    surrender equal to the Accumulated Value less any surrender charge and Certificate
                                    Fee.

Survivor Annuity Benefit            The number of Annuity Units (under a
Percentage                          variable joint life annuitization option) or
                                    the dollar value of the annuity benefit
                                    payments (under a fixed joint life
                                    annuitization option) paid during the
                                    surviving Annuitant's life may be less than or equal to the number of Annuity Units or dollars paid when both individuals are living, The Survivor Annuity Benefit
                                    Percentage is the percentage of total
                                    Annuity Units or dollars paid in each
                                    annuity benefit during the survivor's life.
                                    For example, with a Joint and Two-thirds
                                    Survivor Option, the Survivor Annuity
                                    Benefit Percentage is 66 2/3%. This
                                    percentage is only applicable after the
                                    death of the first Annuitant.

Valuation Date                      A day the values of all units are
                                    determined. Valuation Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Value Enhancement                   The amount credited to the Certificate by
                                    the Company every third Certificate
                                    Anniversary.

Valuation Period                    The interval between two consecutive
                                    Valuation Dates.

Variable Account                    The Company's Separate Account, consisting
                                    of Sub-Accounts that invest in the
                                    underlying Funds.

                        OWNER, ANNUITANT AND BENEFICIARY

Participant (Owner)                 When the Certificate is issued, the Owner
                                    will be as shown on the Specifications page.
                                    The Owner may be changed in accordance with the terms of this Certificate. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid and the Certificate will no longer continue. The Maximum
                                    Alternative Annuity Date is based upon the age of the oldest Owner.

                                    The Owner may exercise all rights and
                                    options granted in this Certificate or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                          Prior to the Annuity Date and prior to the
                                    death of an Owner, the Owner may be changed at any time. Only the Owner may assign this Certificate. An absolute assignment will transfer ownership to the assignee. This
                                    Certificate may also be collaterally
                                    assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment. Additional limitations may exist for Certificates issued under provisions of the Internal Revenue Code.

                                    An assignment will take place only when the Company has actually received a written Request at the Principal Office. The Company will not be deemed to know of the assignment until it has received the Request. When received, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was received.

                                    The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                           When the Certificate is issued, the
                                    Annuitant will be as shown on the
                                    Specifications page. The Annuitant may be changed in accordance with the terms of this Certificate. Prior to the Annuity Date, an
                                    Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant.
                                    If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death
                                    Benefit is not paid unless the Owner is a non-natural person. If an annuitant is also an Owner and dies, then the Owner death benefit will apply.

                                    A change of Annuitant will take place only when the Company has actually received a Request indicating the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until it has received the Request. When received, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was received.

Beneficiary                         The Beneficiary is as named on the
                                    Specifications page unless subsequently
                                    changed. The Owner may declare any
                                    Beneficiary to be revocable or irrevocable.
                                    A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity Date and before the death of the Annuitant.

                                    An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                                    A Beneficiary change must be made in writing on a Beneficiary designation form and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was received.

                                    All benefits payable to the Beneficiary
                                    under this Certificate will be divided
                                    equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class (e.g., 1st Contingent Beneficiary, see Specifications page), the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary not withstanding that the designated Beneficiary may be different.

                                    The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds              To the extent allowed by law, this
                                    Certificate and any payments made under it will be exempt from the claims of creditors.

                             THE ACCUMULATION PHASE

                                    PAYMENTS

Payments Each Payment is equal to the gross payment made to the Certificate.

Initial Payment                     The Initial Payment is shown on the
                                    Specifications page.

Additional Payments                 Prior to the Annuity Date and
                                    before the death of an Owner, the Owner may make additional Payments of at least the Minimum Additional Payment Amount (see
                                    Specifications page). Total Payments made may not exceed $5,000,000 without the Company's consent.

Payment Allocations                 Payments will be allocated in accordance
                                    with the Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the
                                    Payment or the Payment Allocation is changed by the Owner.

                                    VALUES

Value of the Variable               The value of a Sub-Account on a Valuation
Account                             Date is determined by multiplying the
                                    Accumulation Units in that Sub-Account by the Accumulation Unit Value as of the Valuation Date.

                                    Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit
Values The value of a Sub-Account Accumulation Unit as of any Valuation Date is determined by multiplying the value of an Accumulation Unit for the preceding Valuation Date by the Net Investment Factor for that Valuation Period.

Net Investment Factor               The Net Investment Factor measures the
                                    investment performance of a Sub-Account from one Valuation Period to the next. This factor is equal to 1.000000 plus the result
                                    (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and
                                    (d) where:

                                               (a)    is the investment income
                                                      of a Sub-Account for the
                                                      Valuation Period,
                                                      including realized or
                                                      unrealized capital gains
                                                      and losses during the
                                                      Valuation Period, adjusted
                                                      for provisions made for
                                                      taxes, if any;

                                               (b)    is the value of that
                                                      Sub-Account's assets at
                                                      the beginning of the
                                                      Valuation Period;

                                               (c)    is the Mortality and
                                                      Expense Risk Charge
                                                      applicable to the current
                                                      Valuation Period plus any
                                                      applicable Rider charges
                                                      (see Specifications page);
                                                      and

                                               (d)    is the Administrative
                                                      Charge applicable to the
                                                      current Valuation Period
                                                      (see Specifications page).

                                    The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the Certificate. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed                  Amounts allocated to the Fixed Account
Account                             receive interest at rates periodically set
                                    by the Company. The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum
                                    Fixed Account Guaranteed Interest Rate (see
                                    Specifications page).

                                    The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State of New York.

Certificate Fee                     Prior to the Annuity Date, on each
                                    Certificate Anniversary and when the
                                    Certificate is surrendered, the Company will deduct a Certificate Fee (see Specifications page) Pro Rata.

                                    VALUE ENHANCEMENT

                                    Prior to the Annuity Date, on each Value
                                    Enhancement Date, the Company will credit an amount equal to the Accumulated Value multiplied by the Value Enhancement Percentage (see Specifications page). This amount will be credited to the Certificate's Accumulated Value. Each Value Enhancement will be allocated Pro Rata.

                                    TRANSFER

                                    Prior to the Annuity Date, by Request, the Owner may transfer amounts among accounts by Request to the Principal Office.

                                    There is no charge for the first twelve
                                    transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                                    The Certificate is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action (including, but not limited to, limiting additional payments) to limit the use of such activities.

Automatic Transfers                 Prior to the Annuity Date, by Request, the
                                    Owner may elect automatic transfers (Dollar
                                    Cost Averaging) of at least $100 on a
                                    periodic basis to one or more Sub-Accounts from one of the following source accounts:
                                    (1) the Fixed Account; (2) the money market
                                    Sub-Account; or (3) any additional
                                    Sub-Accounts that the Company
                                    may offer under its then current rules.
                                    Automatic transfers may not be made into the Fixed Account or into a Sub-Account that is to be used as the source account.

                                    Automatic transfers may be made on a
                                    monthly, bi-monthly, quarterly, semi-annual or annual basis. The first automatic transfer and any subsequent transfers out of the source account in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic transfers and to discontinue the arrangement after the Company gives 30-day written notice to the Owner.) If an automatic transfer would reduce the balance in the source account to less than the automatic transfer amount elected, the entire balance will be transferred proportionately to the chosen
                                    Sub-Account(s). Automatic transfers will continue unless the amount in the source account on the date an Automatic transfer is to occur is zero or until the Owner's Request is received at the Principal Office.

Automatic Account                   Prior to the Annuity Date, by Request, the
Rebalancing                         Owner may elect automatic rebalancing
                                    (Automatic Account Rebalancing) of
                                    Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The
                                    Owner will designate the percentage
                                    allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent
                                    Certificate year(s) will be treated as one transfer for purposes of the Transfer
                                    Provision regardless of how many
                                    Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal Office. (The
                                    Company reserves the right to limit the
                                    number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement after the Company gives
                                    30-day written notice to the Owner).

                                    WITHDRAWAL AND SURRENDER

                                    Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the Certificate for its Surrender Value.

                                    Any withdrawal must be at least the Minimum
                                    Withdrawal Amount (see Specifications page).
                                    The Request must indicate the dollar amount to be withdrawn and the accounts from which it is to be withdrawn.

                                    When surrendered, this Certificate
                                    terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date less any surrender charge and Certificate fee.

                                    Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts in the Variable Account for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays;
                                    (2) the Securities and Exchange Commission by order has permitted such a suspension; or
                                    (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                                    Amounts taken from the Fixed Account will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to New York law.

Systematic Withdrawal               Prior to the Annuity Date, by
                                    Request, the Owner may elect an automatic schedule of withdrawals (Systematic
                                    Withdrawals) from amounts in the
                                    Sub-Account(s) and/or the Fixed Account on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The amount of each automatic withdrawal must meet the minimum withdrawal requirements discussed in the paragraph above. The Owner must designate by written Request the amount of each withdrawal and the percentage of this amount which should be taken from each designated
                                    Sub-Account and/or the Fixed Account, or the Owner may elect to withdraw a specific percentage of the Accumulated Value calculated as of the withdrawal dates and may designate the percentage of this amount which should be taken from each account.

                                    Systematic Withdrawals will automatically cease on the Annuity Date. The Owner may change or terminate Systematic Withdrawals by Request to the Principal Office only.

Withdrawal Without                  Prior to the Annuity Date, in each calendar
Surrender Charge                    year, by Request, the Owner may take
                                    withdrawals up to the Withdrawal Without
                                    Surrender Charge Amount (see Specifications
                                    Page) as of the Effective Valuation Date.

                                    The Withdrawal Without Surrender Charge will first be deducted from Cumulative Earnings. To the extent that it exceeds Cumulative Earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn.

Life Expectancy                     Prior to the Annuity Date, for Qualified
Distribution                        Certificates, the Owner may, in each
                                    calendar year, by Request, withdraw without surrender charge the amount of the Life
                                    Expectancy Distribution Amount ("LED")
                                    benefit available under the Company's
                                    then-current LED rules that exceeds the
                                    Withdrawal Without Surrender Charge amount.
                                    Each calendar year the LED benefit available is reduced by any prior Withdrawal Without
                                    Surrender Charge in the same calendar year.
                                    LED benefits are based on the life
                                    expectancy of the Owner or the joint life expectancies of the Owner and the Beneficiary.

Withdrawal with                     Any amounts withdrawn or surrendered in
Surrender Charge                    excess of the Withdrawal Without Surrender
                                    Charge amount or Life Expectancy
                                    Distribution benefit, if applicable, may be subject to a surrender charge.

                                    These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).

Waiver of Surrender                 The surrender charge will be waived if an
Charge                              Owner, or the Annuitant if the Owner is a
                                    non-natural person, is "physically disabled" after the issue date and after being named
                                    Owner or Annuitant and before attaining age
                                    65. The Company may require
                                    proof of continuing disability, and reserves the right to obtain an examination by a licensed "physician" of its choice and at its expense.

                                    "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license.

                                    No additional Payments are permitted after this provision becomes effective.

                                    DEATH BENEFIT

                                    At the death of an Owner prior to the
                                    Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.

Death Benefit                       The Death Benefit will be the greater of:

                                          (a)    the Accumulated Value on
                                                 the Effective Valuation
                                                 Date; or

                                          (b)    the sum of the gross
                                                 payments made under this
                                                 Certificate prior to the
                                                 date of death,
                                                 proportionately reduced to
                                                 reflect all partial
                                                 withdrawals.

                                                 For each withdrawal, the
                                                 proportionate reduction is
                                                 calculated by multiplying
                                                 the Death Benefit under
                                                 (b), immediately prior to
                                                 the withdrawal, by the
                                                 following:

                            AMOUNT OF THE WITHDRAWAL
              -----------------------------------------------------
              Accumulated Value immediately prior to the withdrawal

                                For example assume:

                                -  the amount of the
                                   withdrawal is $5,000

                                -  the Accumulated Value
                                   immediately prior to the
                                   withdrawal is $100,000

                                -  the death benefit under
                                   (b) above, before the
                                   withdrawal deduction, is
                                   $110,000.

                                AMOUNT OF THE WITHDRAWAL       $5,000
                            ----------------------------       ------
                            Accumulated Value immediately  =   $100,000   =   5%
                              prior to the withdrawal

                                    Therefore, the death benefit under (b)
                                    above, after the withdrawal deduction, is reduced by 5%. Thus, it would be equal to $110,000 times .05 = $104,500.

Payment of the                      Unless the Owner has specified otherwise,
Death Benefit                       the Death Benefit will be paid to the
                                    Beneficiary within 7 days of the Effective
                                    Valuation Date. Alternatively, the
                                    Beneficiary may, by a Request in writing, elect to:

                                               (a)    defer distribution of the
                                                      Death Benefit for a period
                                                      no more than 5 years from
                                                      the date of death; or

                                               (b)    receive distributions over
                                                      his/her life expectancy
                                                      (or over a period not
                                                      extending beyond such life
                                                      expectancy). Distributions
                                                      must begin within one year
                                                      from the date of death.

                                    The excess, if any, of the Death Benefit over the Accumulated Value will be transferred to the money market Sub-Account. The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                                    If the sole Beneficiary is the deceased
                                    Owner's spouse, the Beneficiary may, by a Request in writing, continue the Certificate and become the new Owner and Annuitant subject to the following:

                                               (a)    the excess, if any, of the
                                                      Death Benefit over the
                                                      Certificate's Accumulated
                                                      Value will be transferred
                                                      to the money market
                                                      Sub-Account;

                                               (b)    additional Payments may be
                                                      made; and

                                               (c)    any subsequent spouse of
                                                      the new Owner, if named as
                                                      the Beneficiary, may not
                                                      continue the Certificate.

                                THE PAYOUT PHASE

                                    ANNUITY BENEFIT

Annuity Options                     Annuity Options are available on a fixed,
                                    variable or combination fixed and variable basis. The Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with Payments
                                    Guaranteed for Ten Years option.

                                    Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be available.


Selection of Annuity                The Owner must select an Annuity Benefit
Benefit                             Payment Option. Annuity benefit Payments
                                    payments will be paid monthly or at any
                                    other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit Payment
                                    (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made. Also, if a life annuity option has been elected, the Company may require from time to time satisfactory proof that the Annuitant is alive. The annuity benefit payments provided under this
                                    Certificate are not less than those required by the State.


Annuity Benefit                     In the case of a variable annuity option,
Payment Change                      the Owner must select an Annuity Benefit
Frequency                           Payment Change Frequency. This is the
                                    frequency of change in the dollar value of the variable portion of the annuity benefit payments. For example, if an annual Annuity
                                    Benefit Payment Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment                  In the case of a variable annuity option,
Return                              the Owner must select an Assumed Investment
                                    Return ("AIR"), from the options currently made available by the Company. This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected
                                    Sub-Account (as measured by the Net
                                    Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account (as measured by the Net
                                    Investment Factor) will be constant. If the actual performance of any selected
                                    Sub-Account (as measured by the Net
                                    Investment Factor) is greater than the AIR, the annuity benefit payment will increase.
                                    If the actual performance of any selected
                                    Sub-Account (as measured by the Net
                                    Investment Factor) is less than the AIR, the annuity benefit payment will decrease.

Annuity Value                       The Annuity Value will be the Accumulated
                                    Value, less any applicable premium tax. The
                                    Annuity Value applied under a variable
                                    Annuity Option is based on the Accumulation
                                    Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                                    The amount of the first annuity benefit
                                    payment under all available options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied.

                                    The annuity benefit payments under the
                                    Certificate will be equal to or greater than the annuity benefit payments under a single premium immediate variable annuity issued by the Company where the initial payment is equal to the greater of:

                                               (a)    the Surrender Value of the
                                                      Certificate; or

                                               (b)    95% of the Accumulated
                                                      Value of the Certificate.

                                    In addition, the fixed annuity benefit
                                    payments will be equal to or greater than the annuity benefit payments produced when the Accumulated Value is applied to the guaranteed rates.

Annuity Unit Values                 A Sub-Account Annuity Unit Value on any
                                    Valuation Date is equal to its value on the preceding Valuation Date multiplied by the product of:

                                               (a)    a discount factor
                                                      equivalent to the Assumed
                                                      Investment Return,
                                                      calculated on a daily
                                                      basis; and

                                               (b)    the Net Investment Factor
                                                      of the Sub-Account funding
                                                      the annuity benefit
                                                      payments for the
                                                      applicable Valuation
                                                      Period.

                                    The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                                    Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                                    Variable annuity benefit payments will
                                    increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity                   For each Sub-Account the number of Annuity
Units                               Units determining the benefit payable is
                                    equal to the amount of that portion of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split or a transfer is made.


Payment of Annuity                  Annuity Benefit Payments are paid to the
Benefit Payments                    Owner. By Request in writing, the Owner may
                                    direct that payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                               (a)    If the deceased Owner was
                                                      the sole Owner, then the
                                                      remaining annuity benefit
                                                      payments will be payable
                                                      to the Beneficiary in
                                                      accordance with the terms
                                                      of the Annuity Option
                                                      selected. Upon the death
                                                      of a sole Owner, the
                                                      Beneficiary becomes the
                                                      Owner of the Certificate.

                                               (b)    If the Certificate has
                                                      joint Owners, then the
                                                      remaining annuity benefit
                                                      payments will be payable
                                                      to the surviving joint
                                                      Owner in accordance with
                                                      the terms of the Annuity
                                                      Option selected. Upon the
                                                      death of the surviving
                                                      joint Owner, the
                                                      Beneficiary becomes the
                                                      Owner of the Certificate.

TRANSFER

After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-Accounts by Request to the Principal Office.

Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

The Certificate is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action to limit the use of such activities.

By Request, the Owner may elect automatic rebalancing (Automatic Account Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal Office. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement after the Company gives 30-day written notice to the Owner).

WITHDRAWAL

After the Annuity Date, the Owner may not take withdrawals.

DEATH OF THE ANNUITANT

Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.

ANNUITY BENEFIT PAYMENT OPTIONS

SINGLE LIFE ANNUITY: Periodic annuity benefit payments during the Annuitant's life. The annuity benefit payments do not continue after the death of the Annuitant.

JOINT AND SURVIVOR LIFE ANNUITY: Periodic annuity benefit payments during the joint lifetime of the Joint Annuitants. For variable options, after the first death, the number of units in each payment during the lifetime of the survivor is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage. For fixed options, after the first death, the dollar amount of each payment during the lifetime of the survivor is equal to the dollar value of each payment paid prior to such death multiplied by the Survivor Annuity Benefit Percentage.

ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

The Owner may also select one of the following guarantees:

PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF YEARS

Periodic guaranteed payments for a period of 10 to 30 years, or any other period currently made available by the Company.

CASH BACK:

Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

ANNUITY OPTION RATE TABLES

The first variable annuity benefit payment will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of Certificates. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.

                              ANNUITY OPTION TABLES

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

AGE              PAYMENTS GUARANTEED           LIFE ANNUITY          LIFE WITH CASH BACK
NEAREST          FOR 10 YEARS
PAYMENT
            MALE    FEMALE   UNISEX   MALE    FEMALE     UNISEX      MALE     FEMALE     UNISEX
50          4.05     3.81     3.91    4.08     3.83       3.93       3.90      3.72       3.79

51          4.11     3.87     3.97    4.15     3.89       3.99       3.96      3.77       3.85
52          4.18     3.93     4.03    4.22     3.95       4.06       4.01      3.82       3.90
53          4.25     3.99     4.10    4.30     4.01       4.13       4.07      3.88       3.96
54          4.33     4.06     4.17    4.38     4.08       4.20       4.14      3.94       4.02
55          4.41     4.13     4.24    4.46     4.15       4.28       4.20      3.99       4.07

56          4.49     4.20     4.32    4.55     4.23       4.36       4.27      4.06       4.14
57          4.58     4.28     4.40    4.65     4.31       4.45       4.34      4.12       4.21
58          4.68     4.36     4.49    4.75     4.40       4.54       4.42      4.19       4.28
59          4.78     4.45     4.58    4.86     4.49       4.64       4.50      4.26       4.36
60          4.88     4.54     4.67    4.98     4.59       4.74       4.58      4.34       4.44

61          4.99     4.63     4.77    5.10     4.69       4.85       4.67      4.42       4.52
62          5.10     4.73     4.88    5.23     4.80       4.97       4.76      4.50       4.60
63          5.23     4.84     4.99    5.37     4.92       5.10       4.85      4.59       4.69
64          5.35     4.95     5.11    5.52     5.04       5.24       4.95      4.68       4.79
65          5.48     5.07     5.24    5.69     5.18       5.38       5.06      4.78       4.89

66          5.62     5.20     5.37    5.86     5.32       5.54       5.17      4.89       5.00
67          5.77     5.33     5.51    6.04     5.47       5.70       5.28      4.99       5.11
68          5.92     5.47     5.65    6.24     5.64       5.88       5.40      5.11       5.23
69          6.07     5.62     5.80    6.45     5.82       6.07       5.52      5.23       5.35
70          6.23     5.78     5.96    6.67     6.01       6.27       5.66      5.36       5.48

71          6.39     5.94     6.12    6.90     6.21       6.49       5.79      5.49       5.61
72          6.56     6.11     6.29    7.16     6.44       6.72       5.94      5.63       5.75
73          6.73     6.29     6.47    7.43     6.68       6.98       6.09      5.78       5.90
74          6.90     6.48     6.65    7.71     6.94       7.25       6.24      5.94       6.06
75          7.08     6.67     6.83    8.02     7.22       7.54       6.41      6.11       6.23

               These tables are based on an interest rate of 3%
                      and the Annuity 2000 Mortality Table

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                         Joint and Survivor Life Annuity
                                    Older Age

          50             55              60               65              70              75              80
Y    50    3.53           3.61            3.68             3.73            3.76            3.79            3.80

O    55                   3.77            3.88             3.97            4.04            4.08            4.11

U    60                                   4.10             4.25            4.36            4.45            4.50

N    65                                                    4.55            4.74            4.90            5.01

G    70                                                                    5.16            5.43            5.64

E    75                                                                                    6.02            6.41

R    80                                                                                                    7.25

A

G

E

                   Joint and Two-Thirds Survivor Life Annuity
                                     Older Age

          50                55              60              65               70              75              80
Y    50   3.80              3.93            4.09            4.25             4.43            4.61            4.80

O    55                     4.11            4.29            4.49             4.70            4.91            5.13

U    60                                     4.53            4.77             5.02            5.29            5.55

N    65                                                     5.09             5.42            5.75            6.07

G    70                                                                      5.88            6.31            6.75

E    75                                                                                      6.99            7.59

R    80                                                                                                      8.58

             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

  NUMBER OF                                             PAYMENTS GUARANTEED FOR A SPECIFIED
   YEARS                                                          NUMBER OF YEARS
     10                                                                 9.61

     15                                                                 6.87

     20                                                                 5.51

     25                                                                 4.71

     30                                                                 4.18


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table

                               GENERAL PROVISIONS

Entire Certificate                  The entire Certificate consists of this
                                    Certificate, any application attached at issue, riders and any endorsements. All statements made by the Owner shall be deemed representations and not warranties and no such statements shall be used in any contest unless it is contained in a written signed application nor, if such statement was made by an Owner, unless a copy of the application containing such statements is attached to the Certificate when issued.
                                    Nothing in the Group Annuity Contract under which this Certificate is issued shall invalidate or impair the rights granted to the Owner by law and by this Certificate.
                                    This Certificate is delivered in and
                                    governed by the laws of New York.

Misstatement of Age                 If the age or sex of an individual is
or Sex                              misstated, the Company will adjust all
                                    benefits payable to that which would be
                                    available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments. Any overpayments or underpayments will be charged or credited with interest as applicable at a rate of 6%.

                                    Failure to Notify After the Annuity Date and once notified of the Annuitant's death, the Company of Company reserves the right to recover any overpaid annuity benefit Annuitant Death payments.

Modifications                       Only the President or Vice President of the
                                    Company, with prior approval of the
                                    Superintendent of Insurance, may modify or waive any provisions of this Certificate.
                                    Agents or Brokers are not authorized to do so. Modifications will be effected by written endorsement signed by the appropriate officer.

Incontestability                    The Company cannot challenge the validity of
                                    this Certificate after it has been in force for more than two years from the date of issue.

Change of Annuity                   The Owner may change the Annuity Date by
Date                                Request at any time after the issue date.
                                    The Request must be received by the
                                    Principal Office at least one month before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative Annuity Date shown on the Specifications page, or age 90 if later.

Minimums All values and benefits available under this Certificate equal or exceed those required by the State in which the Certificate is delivered.

Annual Report                       The Company will furnish an annual report to
                                    the Owner containing a statement of the
                                    number and value of Accumulation Units
                                    credited to the Sub-Accounts, the value of the Fixed Account, the amount of the death benefit, the Surrender Value and any other information required by applicable law, rules and regulations.

Addition, Deletion, or              The Company reserves the right, subject to
Substitution of                     compliance with applicable law, and prior
Investments                         approval of the Superintendent of Insurance,
                                    to add to, delete from, or substitute for the shares of a Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts. The Company will not substitute shares attributable to any interest in a


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                                    Sub-Account without notice to the Owner and
                                    prior approval of the Securities and
                                    Exchange Commission as required by the
                                    Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of Certificates, or from permitting a conversion between series or classes of Certificates on the basis or requests made by Owners.

                                    In addition, the Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts and Sub-Accounts and to make them available to any class or series of Certificates as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other Certificates as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interest of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company. No material changes in the investment policy of a Variable Account or any Sub-Account will be made without approval pursuant to the applicable insurance laws of the State of New York.

Changes in Law                      The Company reserves the right, with prior
                                    approval of the Superintendent of Insurance and the contract Owner, to make any changes to provisions of the Certificate to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulations.

Change of Name                      Subject to compliance with applicable law,
                                    and with prior approval of the
                                    Superintendent of Insurance and the contract
                                    Owner, the Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                         The Variable Account is not currently
Considerations                      subject to tax, but the Company reserves the
                                    right to assess a charge for taxes if the Variable Account becomes subject to tax, subject to prior notification to the Superintendent of Insurance.


Splitting of Units                  The Company reserves the right to split the
                                    value of a unit, either to increase or to decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this Certificate or upon the Owner, the Annuitant, any Beneficiary, or the Company.

                                    Prior to the Annuity Date, the number of shares is determined by dividing the dollar value of the Sub-Account Accumulation Units by the net asset value of one Fund share. After the Annuity Date, the number of Fund shares is determined by dividing the reserves held in each sub-account to meet the annuity obligations by the net asset value of one Fund share.

Insulation of Separate              The investment performance of Separate
Account                             Account assets is determined separately from
                                    the other assets of the Company. The assets of a Separate Account equal to the reserves and liabilities from any other business that the Company may conduct.


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Voting Rights                       The Company will notify Owners with voting
                                    interest of any shareholders meeting at
                                    which Fund shares held by each sub-account will be voted and will provide proxy materials, together with a form to be used to give voting instructions to the Company. The Company will vote Fund shares for which no timely instructions have been received in the same proportion as shares of that Fund for which instructions have been received.


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              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating


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